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                                                                     Exhibit 8.1

                                January 18, 2002

Wells Fargo Financial, Inc.
236 Eighth Street
Des Moines, Iowa 50309

      Re: Wells Fargo Financial, Inc.- Prospectus Supplement dated January 18, 2002 REGISTRATION STATEMENT ON FORM S-3 (REGISTRATION NO. 333-33096)

Ladies and Gentlemen:

      This opinion is rendered in connection with the filing on this date with the Commission pursuant to its Rule 424(b) of a Prospectus Supplement dated January 18, 2002 (the "Prospectus Supplement"). The Prospectus Supplement supplements a Prospectus dated April 18, 2000 that is part of a Registration Statement under the Securities Act of 1933, as amended (Registration No. 333-33096; the "Registration Statement"), and relates to the offering of $1,300,000,000 aggregate principal amount of Medium-Term Notes, Series D (the "Notes") of Wells Fargo Financial, Inc. (the "Company").

      We have examined the Prospectus Supplement in the form filed with the Securities and Exchange Commission on this date and such instruments, documents, and records that we deemed relevant and necessary as the basis for our opinion hereinafter expressed. Based on such examination, and consideration of applicable laws, we are of the opinion that the statements set forth under the heading "Material U.S. Federal Income Tax Consequences" in the Prospectus Supplement, insofar as such statements constitute summaries of the United States federal income tax laws, correctly describes certain United States federal income tax consequences of the ownership of the Notes as of the date hereof.

      Our opinion is limited to the tax matters specifically covered under the heading "Material U.S. Federal Income Tax Consequences" in the Prospectus Supplement, and we have not been asked to address, nor have we addressed, any other tax matters.

      We hereby consent to the reference to our name and our opinion under the heading "Legal Opinions" in the Prospectus Supplement and the filing of this opinion as an exhibit to the Current Report on Form 8-K being filed by the Company and incorporated by reference into the Registration Statement.

                                          Very truly yours,


                                          /s/ ORRICK, HERRINGTON & SUTCLIFFE LLP

                                          ORRICK, HERRINGTON & SUTCLIFFE LLP


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